EXHIBIT 23.6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts", in the Registration Statement (Form S-3) and related Prospectus of MTM Technologies, Inc., and to the incorporation by reference therein of our report May 20, 2005 and August 3, 2005 with respect to the audited financial statements of Nexl, Inc., as of and for the years ended December 31, 2004, 2003 and 2002, and for the six months ended June 30, 2005.

/s/ UHY LLP

UHY LLP

New York, New York
December 28, 2005